UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

(908) 991-2665

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2024 (the “Closing Date”), Barnes & Noble Education, Inc. (the “Company,” “BNED,” “we,” or “our”) and certain of its subsidiaries from time to time party thereto amended and restated and extended the maturity of its existing asset-based credit facility with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and other lenders from time to time party thereto (such amended and restated credit facility, the “Restated ABL Facility”). Pursuant to the Restated ABL Facility, the lenders thereunder have committed to provide a four-year asset-backed revolving credit facility in an aggregate committed principal amount of up to $325 million. The Restated ABL Facility has a maturity date of June 9, 2028.

Interest under the Restated ABL Facility accrues, at the election of the Company, either (x) based on the Secured Overnight Financing Rate (“SOFR”), which is subject to a floor of 2.50% per annum, plus a spread of 3.50% per annum or (y) at an alternate base rate, which is subject to a floor of 3.50% per annum, plus a spread of 2.50% per annum, provided that, in the event the Company meets certain financial metrics for a consecutive six-month period beginning and ending after the one-year anniversary of the Closing Date, the foregoing spreads shall be reduced by 0.25% per annum.

The Credit Agreement contains customary negative covenants that limit the Company’s ability to incur or assume additional indebtedness, grant or permit liens, make investments, make restricted payments and other specified payments, merge with other entities, dispose of or acquire assets, or engage in transactions with affiliates, among other things. Additionally, the Restated ABL Facility includes the following financial maintenance covenants:

•

following the date that is six months following the Closing Date, the Company is required to maintain a minimum Availability (as defined in the Credit Agreement) of (x) $25 million for the first thirty (30) months after the Closing Date and (y) $30 million after the date that is thirty (30) months after the Closing Date;

•

commencing with the month ending May 31, 2025, the Company is required to maintain a Consolidated Fixed Charge Coverage Ratio (as defined in the Restated ABL Facility) of not less than 1.10 to 1.00, which will be tested monthly on the last day of each fiscal month for the trailing 12-month period; and

•

commencing with the quarter ending October 31, 2024, the Company is required to maintain a minimum Consolidated EBITDA (as defined in the Restated ABL Facility), which will be tested quarterly on the last day of each fiscal quarter for (a) the trailing six-month period for the first test date, (b) the trailing nine-month period of the second test date and (c) for the trailing 12-month period thereafter.

The Restated ABL Facility does not require the retention of a chief restructuring officer or the formation or maintenance of any special committees of the board of directors of the company.

The Credit Agreement contains customary events of default, including for non-payment of obligations owing under the Restated ABL Facility, material breaches of representations and warranties, failure to perform or observe covenants, default on other material indebtedness, customary ERISA events of default, bankruptcy and insolvency, material judgments, invalidity of liens on collateral, change of control or cessation of business. The Credit Agreement also contains customary affirmative covenants and representations and warranties.

In connection with the Restated ABL Facility, the 1.00% fee payable in connection with the eighth amendment to the Restated ABL Facility (prior to its having been restated) is due and payable (x) 50% on September 2, 2024 and (y) 50% on June 10, 2025.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On June 10, 2024, in connection with the closing of the previously-announced transactions (the “Transactions”) approved by the Company’s stockholders pursuant to a Standby, Securities Purchase and Debt Conversion Agreement, dated as of April 16, 2024, by and among the Company and certain investors (the “Purchase Agreement”), the Company issued, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 1,925,343,642 shares of common stock, par value $0.01 per share (“Common Stock”) at a purchase price of $0.05 per share, to Toro 18 Holdings LLC, Selz Family 2011 Trust, Outerbridge Capital Management, LLC, Vital Fundco, LLC and TopLids LendCo, LLC. The issuances are exempt from registration in reliance on the exemption provided for under Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2024, in connection with the closing of the Transactions, Mario Dell’Aera Jr., David Golden, Michael Huseby, Steven Panagos, Vice Admiral John Ryan, Rory Wallace, and Raphael Wallander resigned from the Company’s Board of Directors. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of stockholders held on June 5, 2024 (the “Special Meeting”), the Company’s stockholders adopted and approved an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 shares to 10,000,000,000 shares (the “Authorized Share Amendment”). The Company filed the Authorized Share Amendment, which was effective upon filing, with the Secretary of State of the State of Delaware on June 10, 2024.

At the Special Meeting, the Company’s stockholders also approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s Common Stock at a ratio of 1-for-100 (the “Reverse Split Amendment”). The Company filed the Reverse Split Amendment with the Secretary of State of the State of Delaware on June 11, 2024, which will be effective at 5:01 p.m. Eastern Time on June 11, 2024 (the “Effective Time”).

The Reverse Split Amendment provides that, at the Effective Time, every 100 shares of the Company’s issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options and restricted stock units, which will result in a proportional decrease in the number of shares of the Company’s Common Stock reserved for issuance upon exercise or vesting of such stock options and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the reverse stock split; instead any fractional shares as a result of the reverse stock split will be rounded up to the next whole number of post-split shares of Common Stock. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s Common Stock (except to the extent that the reverse stock split results in any stockholder owning only a fractional share).

The Company’s Common Stock will begin trading on The New York Stock Exchange on a split-adjusted basis when the market opens on June 12, 2024. The new CUSIP number for the Company’s Common Stock following the reverse stock split is 06777U200.

The foregoing summaries of the Authorized Share Amendment and the Reverse Split Amendment are qualified in their entirety by reference to the Authorized Share Amendment and the Reverse Split Amendment, which are attached hereto as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On June 10, 2024, the Company closed the Transactions pursuant to the Purchase Agreement. In the Transactions, (i) the Company received gross proceeds of $95 million ($80 million net of transaction costs) of new equity capital through a $50 million new equity investment and a $45 million fully backstopped equity rights offering; (ii) the Company’s existing second lien lenders, affiliates of Fanatics Retail Group Fulfillment, LLC, Fanatics Lids College, Inc., and VitalSource Technologies, converted $34 million of outstanding principal and any accrued and unpaid interest into shares of Common Stock of the Company; and (iii) the Company amended and extended its existing asset based loan facility agented by Bank of America, N.A., pursuant to an agreement with its first lien lenders, providing the Company with access to up to a $325 million revolving loan facility maturing in 2028.

On June 11, 2024, the Company issued a press release announcing the closing of the Transactions, which is filed hereto as Exhibit 99.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Barnes & Noble Education, Inc.

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Barnes & Noble Education, Inc.

10.1	Amended and Restated Credit Agreement, dated as of June 10, 2024, by and among Barnes & Noble Education, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto.

99.1	Press Release of Barnes & Noble Education, Inc. dated June 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2024

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, Corporate Development & Affairs and Chief Legal Officer